UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

Outdoor Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-13101	30-0957912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2025, Outdoor Holding Company (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Stockholders of record as of the close of business on June 30, 2025 (the “Record Date”) were entitled notice of, and to vote at, the 2025 Annual Meeting.

As of the Record Date, 117,110,797 shares of common stock, par value $0.01 per share (“Common Stock”) were outstanding and entitled to vote and represented one vote that could be voted on each matter that came before the 2025 Annual Meeting.

At the 2025 Annual Meeting, 83,888,556 shares of Common Stock, or 71.6% of the number of shares of outstanding Common Stock, were represented, in person or by proxy at the 2025 Annual Meeting, constituting the presence in person or by proxy of the holders of more than one-third (33.33%) of the outstanding stock needed for a quorum at the 2025 Annual Meeting.

The following seven proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 14, 2025, as supplemented on August 13, 2025 (the “Proxy Statement”) were before the stockholders for vote at the 2025 Annual Meeting. Each proposal received the votes listed below.

Proposals 1 through 6 received a sufficient number of votes to be approved. Based on the results of Proposal 7, the Board of Directors of the Company (the “Board”) has determined that the Company will conduct future advisory votes on the compensation of the Company’s named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of advisory votes on executive compensation, which is expected to occur at the Company’s annual meeting of stockholders to be held in 2031.

Proposal 1: Election of Five Directors to Serve until the 2026 Annual Meeting. Each nominee was elected by the Company’s stockholders to serve a one-year term until the annual meeting of stockholders to be held in 2026 and until their successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker-Non Votes
Steve F. Urvan	57,153,309	1,272,117	197,238	25,265,892
Christos Tsentas	45,264,012	13,127,947	230,705	25,265,892
Wayne Walker	46,193,118	12,137,257	292,289	25,265,892
Houman Akhavan	57,142,368	1,251,147	229,149	25,265,892
David Douglas	57,292,729	1,108,085	221,850	25,265,892

Proposal 2: Ratification of the Appointment of Withum Smith+Brown. PC as the Company’s Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Withum Smith+Brown, PC. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.

For	Against	Abstentions
80,057,820	3,241,328	589,408

Proposal 3: Approval of the 2025 Long-Term Incentive Plan. The shareholders approved the Outdoor Holding Company 2025 Long Term Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
53,451,478	4,757,666	413,520	25,265,892

Proposal 4: Approval of the issuance of a Warrant and Shares of Common Stock Upon Exercise of the Warrant. The stockholders approved the issuance of a warrant (the “Additional Warrant”) and the issuance of up to 13,000,000 shares of our Common Stock upon exercise of the Additional Warrant to an affiliated designee of Steven F. Urvan, Chairman of the Board and our Chief Executive Officer, pursuant to the Settlement Agreement (as defined in the Proxy Statement) that became effective on May 30, 2025;

For	Against	Abstentions	Broker Non-Votes
56,153,490	2,345,400	123,774	25,265,892

Proposal 5: Approval of the Reverse Stock Split. The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio in the range of 1-for-5 to 1-for-10, with the exact ratio to be determined at the discretion of the Board, to be effected at such time and date, if at all, as determined by the Board, but in any case prior the one-year anniversary of stockholder approval.

For	Against	Abstentions
71,852,902	11,111,741	923,913

Proposal 6: Say on Pay Proposal. The stockholders approved on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement;

For	Against	Abstentions	Broker Non-Votes
55,334,796	2,188,895	1,098,973	25,265,892

Proposal 7: Say on Frequency Proposal. The stockholders, on an advisory basis, approved “1 Year” for the frequency of future advisory votes on named executive officer compensation;

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
30,477,445	426,341	26,847,437	871,441	25,265,892

Item 7.01. Regulation FD Disclosure.

On September 2, 2025 the Company issued a press release announcing full compliance with Nasdaq’s Listing Rule 5620(a). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outdoor Holding Company

Dated: September 2, 2025	By:	/s/ Paul Kasowski
Paul Kasowski
Chief Financial Officer